Exhibit 16.1

May 9, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated May 9, 2023 of Smart for Life, Inc. and are in agreement with the statements contained therein.

/s/ Daszkal Bolton LLP